Exhibit 1.1

AMENDED AND RESTATED JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned persons hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common units representing limited partner interests in Kimbell Royalty Partners, LP, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. In evidence thereof each of the undersigned, being duly authorized, hereby execute this Joint Filing Agreement on the date set forth below.

Date: May 19, 2023

MB Minerals, L.P.

By:	Sabalo Midland Basin, Inc.,
its General Partner

By:	/s/ Barry Clark
Name:	Barry Clark
Title:	President

Sabalo Midland Basin, Inc.

By:	/s/ Barry Clark
Name:	Barry Clark
Title:	President

EnCap Energy Capital Fund VIII, L.P.

By:	EnCap Equity Fund VIII GP, L.P.,
its General Partner

By:	EnCap Investments L.P.,
its General Partner

By:	EnCap Investments GP, L.L.C.,
its General Partner

By:	/s/ Douglas E. Swanson, Jr.
Name:	Douglas E. Swanson, Jr.
Title:	Managing Partner

EnCap Energy Capital Fund IX, L.P.

By:	EnCap Equity Fund IX GP, L.P.,
its General Partner

By:	EnCap Investments L.P.,
its General Partner

By:	EnCap Investments GP, L.L.C.,
its General Partner

By:	/s/ Douglas E. Swanson, Jr.
Name:	Douglas E. Swanson, Jr.
Title:	Managing Partner

Ex. 1.1-1

EnCap Partners GP, LLC

By:	/s/ Douglas E. Swanson, Jr.
Name:	Douglas E. Swanson, Jr.
Title:	Managing Partner

Ex. 1.1-2